UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2023 (July 20, 2023)

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03- 9882-0780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2023, Propanc Biopharma, Inc. (the “Company”) entered into a common stock purchase agreement (the “Equity Line Agreement”) with an institutional investor (the “Investor”) providing for an equity financing facility, pursuant to which Company has the option to request that the Investor commit to purchase up to $5,000,000 of the Company’s shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), over a 24-month term commencing on the date on which a registration statement filed by the Company to register the offer and resale of the Shares by the Investor (the “Registration Statement”) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”). Pursuant to the Equity Line Agreement, the Company has the option to exercise this right by providing a notice (a “Drawdown Notice”) from the Company to the Investor setting forth the number of Shares that the Investor will purchase. The Company has agreed to use the proceeds from such issuances for the purpose of financing its research and product development activities, finished product manufacture for clinical studies, working capital requirements and general corporate purposes.

Pursuant to the Equity Line Agreement, purchases of Shares cannot occur unless and until certain conditions are met, including but not limited to, the SEC declaring the Registration Statement effective, and the maximum number of Shares that may be purchased pursuant to a Drawdown Notice cannot exceed the lesser of (i) 200% of the average daily traded value of the Common Stock during the five (5) business days immediately preceding a Drawdown Notice or (ii) $200,000; provided that in no event may a Drawdown Notice be for less than $5,000, exceed 52,500,000 Shares or cause the Investor’s ownership to exceed 4.99% of the outstanding number of shares of Common Stock immediately prior to the issuance of such Shares. The actual amount of proceeds that the Company will receive in connection with each Drawdown Notice is determined under the Equity Line Agreement by multiplying the number of Shares to be sold by the applicable purchase price per share, which is equal to 85% of the lowest traded price of the Common Stock during the 7 business days immediately following the Clearing Date, less Clearing Costs (as each such term is defined in the Equity Line Agreement).

Additionally, in connection with the Equity Line Agreement, the Company and the Investor entered into a registration rights agreement, dated July 20, 2023 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the maximum number of Shares within 45 days of the date of the Registration Rights Agreement, subject to any comments from the SEC and applicable laws, rules and regulations.

The foregoing descriptions of each of the Equity Line Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Equity Line Agreement and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K (this “Report”) as Exhibits 10.1 and 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 above is incorporated herein by reference.

The offer and sale of the Shares will be issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. Such offer and sale will be made only to an “accredited investor” under Rule 501 of Regulation D promulgated under the Securities Act, and without any form of general solicitation and with full access to any information requested by such investor regarding the Company or the Shares offered and to be issued in connection with the Equity Line Agreement.

Forward-Looking Statements

This Report contains, and may implicate, forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Equity Line Agreement, dated July 20, 2023, by and between the Company and the Investor.
10.2	Registration Rights Agreement, dated July 20, 2023, by and between the Company and the Investor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2023	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer